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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                 May 20, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS- MPUSTS-25 DAF                            893119   333-0000   811-2810


DEFINED ASSET FUNDS-IS-28 DAF                                 895589   33-64103   811-2295


DEFINED ASSET FUNDS-MITF IS-176                               803839   33-44585   811-1777
DEFINED ASSET FUNDS-MITF IS-188                               803867   33-49277   811-1777
DEFINED ASSET FUNDS-MITF IS-231                               804056   333-0000   811-1777

DEFINED ASSET FUNDS- ITS-265                                  924358   333-0049   811-1777
DEFINED ASSET FUNDS-MITF IIS-2                                880576   33-43740   811-1777


DEFINED ASSET FUNDS-MPS-318 DAF                               893498   33-52659   811-2295
DEFINED ASSET FUNDS-MPS-322 DAF                               893502   333-0049   811-2295


DEFINED ASSET FUNDS-MITF MPS-515                              803722   33-44586   811-1777
DEFINED ASSET FUNDS-MITF MPS-525                              892742   33-49293   811-1777
DEFINED ASSET FUNDS- MPS-538 DAF                              892760   33-52019   811-1777
DEFINED ASSET FUNDS- MPS-556 DAF                              924293   33-57567   811-1777
DEFINED ASSET FUNDS- MPS-604 DAF                              947135   333-1920   811-1777

DEFINED ASSET FUNDS- MSS-202 DAF                              924297   333-0010   811-1777
DEFINED ASSET FUNDS- MSS-203 DAF                              924298   333-0086   811-1777
DEFINED ASSET FUNDS-MITF MSS 28                               895615   33-49295   811-1777
DEFINED ASSET FUNDS- MSS-307                                  947091   333-2032   811-1777
DEFINED ASSET FUNDS- MSS-56 DAF                               910002   33-51981   811-1777
DEFINED ASSET FUNDS- MSS-57 DAF                               910003   33-52183   811-1777
DEFINED ASSET FUNDS- MSS-83 DAF                               924264   33-57443   811-1777
DEFINED ASSET FUNDS- MSS-84 DAF                               924265   33-57569   811-1777
DEFINED ASSET FUNDS-MITF MSS 9V                               881820   33-45050   811-1777

DEFINED ASSET FUNDS-MITF OHIO-1                               720511   2-84233    811-1777
DEFINED ASSET FUNDS-MITF OHIO-2                               723530   2-85117    811-1777

TOTAL:   25 FUNDS

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